EXHIBIT 10.21

ADVISORY AGREEMENT

This agreement (the "Agreement") confirms our understanding of the engagement of WGP Capital Limited, a company formed in the British Virgin Islands, ("Consultant") by HEALTHCARE AI ACQUISITION CORP., a company registered in Cayman Island, (the "Company") to act as the Consultant to the Company in connection with a SPAC merger (collectively, the "DE-SPAC"), Effective as of August 13, 2024, the following sets forth the terms and conditions under which Consultant has been retained by the Company in connection with the foregoing matters:

1.	DE-SPAC – Consultant will act as the consultant to:

1)

Assist the Company in the valuation, structuring and negotiating of terms for target acquisitions, including provision of market comparable. Such assistance will be subject to the provision of external advice from legal counsel, tax experts, valuators, investment bankers and other “experts” required to assist in the target identification and negotiation process;

2)	Assist on the proforma;
3)	Assist in the preparation, from information Company provides, of the F4, and proxy statements and other related documents related to DE-SPAC;
4)	Assist the Company to articulate the transaction with potential private investors to support DE-SPAC (PIPE).

2.	Compensation of the Consultant –the Company shall pay to the Consultant the following fees/equity shares ("Commission"):

Equity shares of the post DE-SPAC Company equal to 5% of the transaction consideration (including Earn-out) received by the Company shall be issued to Consultant on the closing day of the DE-SPAC.

3.	Best Efforts. The Consultant will do its best efforts to facilitate the closing of DE-SPAC.

4.	Expenses - The Company will not reimburse Consultant for any out-of-pocket expenses, unless prior approval of the Company has been obtained.

5.	Confidentiality and Non-circumvention

(i)

The Consultant acknowledge that certain confidential information will be disclosed to the Consultant for the purposes set out in this Agreement (the “Purposes”). The Consultant agrees that all such confidential information provided to it will be kept confidential, provided that the Consultant may disclose the confidential information to its officers, employees, agents or other affiliates and representatives strictly on a need to know basis, and will be used solely by the Consultant in connection with the Purposes of this letter Agreement, and for no other purpose.

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(ii)

If any party directly attributable to an introduction by the Consultant makes an investment, or finds a buyer, or finds a joint venture partner to acquire or earn a direct or indirect interest in Company’s assets within twelve months (12 months) of the termination or expiration of this agreement, Company will provide to the Consultant compensation in accordance with Section 2 as if this Agreement was still in force.

6.	Term, Termination and Agency Agreement - The term of this Agreement shall commence on execution of this Agreement and shall continue for a period of twelve (12) months. The Agreement may be terminated by the Consultant or the Company by giving thirty (30) days written notice to the other party at any time during the ("Engagement Term"), provided that the obligations under Sections 2 and 5 of this Agreement shall survive such termination. The Consultant and the Company may extend the length of the Engagement Term by mutual consent at any time.

7.	Representations by the Company – the Company represents, warrants and covenants to the Consultant that:

a.	Good Standing: Company and its subsidiaries, if any, are in good standing and are duly registered in the jurisdictions they carry on business;

b.	Compliance with Laws and Regulations: Company is in compliance with all applicable laws and regulations in the jurisdictions in which it carries on business and Company does not know of, nor has reasonable grounds to know of, any facts that could give rise to any non-compliance;

c.	No undisclosed Material Change: at the time of Closing, there will not be any material change or change in any material fact relating to Company which has not been fully disclosed to the Consultant;

d.	Transaction Not in Conflict or Breach: the issue and sale of the securities in the Transaction by Company does not and will not conflict with and will not result in a breach of: (i) any laws or regulations to which it is subject; (ii) the contracting documents or resolutions of Company; (iii) any agreement, instrument, lease or other document to which Company is a party or by which it is bound; or (iv) any judgment or order binding Company or the property or assets of Company;

e.	No suits, proceedings or judgments: Company is not a party to any suits or proceedings which could materially affect Company and to the best of Company’s knowledge no such suits or proceedings are contemplated or have been threatened and there are no judgments against Company which are unsatisfied, nor are there any consent decrees or injunctions to which the Issuer is subject;

f.	No Cease Trade Orders or Suspensions: no order ceasing, halting or suspending trading in securities of Company nor prohibiting the sale of such securities has been issued to and is outstanding against Company and no investigations or proceedings for such purposes are pending or threatened; and

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g.	Representations and Warranties true as of Closing: these warranties and representations are true and correct and will remain so as of the closing of the Transaction.

8.	Representations and Warranties of Consultant.

a.	Compliance with Laws: The services being provided by Consultant to Company do not require Consultant to be registered as broker-dealer under the laws of its formation or anywhere it conducts business.

b.	Representations and Warranties true as of Closing: The representations and warranties set forth in this Section 8 shall be true and correct and will remain so as of the closing of the Transaction.

9.	Marketing - The Company hereby grants Consultant permission to use its name and deal information on its website, brochure and any other marketing materials subject to the engagement and with the prior permission of the Company. Nevertheless, Consultant is prohibited to share the Company’s confidential information with the public or any third party and may remove specifics that the Company requests to keep confidential.

10.	Indemnification - The Company hereby indemnifies and holds Consultant and its partners, principals, agents, consultants and employees (the “Indemnified Parties”) harmless from and against any losses, claims, damages or liabilities (or actions in respect thereof) to which and Indemnified Party may become subject as a result of or in connection with Consultant rendering services hereunder unless it is finally judicially determined that such losses, claims, damages or liabilities were caused by fraud, willful misconduct or gross negligence on the part of that Indemnified Party in performing its obligations under this Agreement. This indemnification shall be in relation to any losses incurred by the Indemnified party resulting from any misrepresentation by the Company. In the event that full indemnification is not available to the Indemnified Parties as a matter of law, then their aggregate liability shall be limited to the total fees collected for the services rendered and, in any event, shall be limited by a final adjudication of their relative degree of fault and benefit received.

11.	No Waiver -No waiver, amendment or other modification of this Agreement shall be effective unless in writing and signed by each party to be bound thereby.

12.	Governing Law and Jurisdiction – This Agreement shall be governed by and construed in accordance with the laws of the State of New York and the federal laws of USA applicable therein. The Company and the Consultant hereby agree to be bound by the laws of the State of New York and submit to the non-exclusive jurisdiction of the State of New York courts.

13.	Counterparts -This Agreement may be executed in one or more counterparts by original or facsimile signature, all of which shall be treated as original documents and shall be equally valid and binding on the parties.

Healthcare AI Acquisition Corp.

By:	/s/ Jiande Chen
Name:	Jiande Chen
Title:	CEO

WGP Capital Limited

By:	/s/ Jie Xu
Name:	Jie Xu
Title:	Director

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